As filed with the Securities and Exchange Commission on February 10, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	82-3066826
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2445 Technology Forest Boulevard Building 4, 12th Floor The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan
(Full title of the plan)

Julia Wright
Senior Vice President, General Counsel & Secretary
2445 Technology Forest Blvd.
Building 4, 12th Floor
The Woodlands, Texas 77381
(Name and address of agent for service)

(281) 403-5772
(Telephone number, including area code, of agent for service)

Copies to:
Lanchi D. Huynh
Kirkland & Ellis LLP
1601 Elm Street
Dallas, Texas 75201
(214) 972-1770

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement is being filed to register additional shares of Common Stock that may be issued pursuant to the Plan and for which previously filed Registration Statements on Form S-8 are effective (the “Prior Registration Statements”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements as filed with the Commission on May 14, 2018 (File No. 333-224926), June 3, 2020 (File No. 333-238903) and June 3, 2020 (File No. 333-238904) are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this registration statement the following documents:
(a)     the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 10, 2022; and

(b)     the description of the Common Stock contained in the Registrant’s Form 8-A filed with the Commission on December 31, 2020, as updated by Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the Commission on March 1, 2021), and including any amendment or report filed for the purpose of updating such description.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8. Exhibits
The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on May 11, 2018).

4.2	Certificate of Amendment of the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on June 4, 2020).

4.3	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on June 4, 2020).

4.4	ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 13, 2021).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Kirkland & Ellis LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on the signature page of this registration statement).

107.1*	Filing Fee Table
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*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on February 10, 2022.

ChampionX Corporation

By:	/s/ Sivasankaran Somasundaram
Sivasankaran Somasundaram
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Sivasankaran Somasundaram, Kenneth M. Fisher and Julia Wright, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or their substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on February 10, 2022.

Name	Position
/s/ Sivasankaran Somasundaram	President, Chief Executive Officer and Director (Principal Executive Officer)
Sivasankaran Somasundaram

/s/ Kenneth M. Fisher	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Kenneth M. Fisher

/s/ Antoine Marcos	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
Antoine Marcos

/s/ Daniel W. Rabun	Chairman of the Board of Directors
Daniel W. Rabun

/s/ Heidi S. Alderman	Director
Heidi S. Alderman

/s/ Mamatha Chamarthi	Director
Mamatha Chamarthi

/s/ Gary P. Luquette	Director
Gary P. Luquette

/s/ Stuart Porter	Director
Stuart Porter

/s/ Stephen M. Todd	Director
Stephen M. Todd

/s/ Stephen K. Wagner	Director
Stephen K. Wagner